Exhibit 99.1

GXS Reports Third Quarter 2012 Financial Results

Gaithersburg, MD — November 13, 2012 — GXS, a leading provider of B2B integration services, today announced its financial results for the quarter ended September 30, 2012.

FINANCIAL HIGHLIGHTS FROM THE QUARTER

•	Total Revenue: $121.3 million, down 1% versus 3Q11, up 2% adjusting for currency

•	Managed Services Revenue: $45.1 million, up 15% versus 3Q11, up 17% adjusting for currency

•	Adjusted EBITDA: $37.2 million, down 10% versus 3Q11

•	Net Income/Loss: Net Loss of $0.1 million as compared to Net Income of $0.0 million in 3Q11

•	Minimum Contracted Value (“MCV”): $50.1 million, up 12% versus 3Q11 – a record 3Q for GXS

•	Exceeded the high end of Adjusted EBITDA guidance for 3Q12 and within the range of Revenue guidance for 3Q12

BUSINESS HIGHLIGHTS FROM THE QUARTER

•
Hosted annual GXS Customer Forum in Washington, DC with over 100 attendees present from top accounts. More than 10 customers presented on best practices and case studies. Held Advisory Boards with SAP users, Financial Services accounts and Retail accounts.

•
Introduced a new solution package for the fast-growing retail omni-channel sector based upon GXS RollStream. The solution enables retailers to assess their suppliers’ readiness to participate in drop ship initiatives and then rollout the corresponding B2B integration programs.

•
Introduced a new solution for B2B e-commerce based upon GXS Catalogue and Intelligent Web Forms. The solution enables small and mid-sized customers who lack EDI or XML capabilities to issue purchase orders electronically based upon an up-to-date catalog of available items.

•
Released the results of a new survey titled “The State of e-Invoicing in Business Today.” The survey revealed that the most popular compliant process for achieving the authenticity and integrity of electronic invoices was Electronic Data Interchange (EDI) via a B2B network, according to 77% of the respondents.

“We had another strong quarter in new sales, and a record third quarter for MCV,” commented GXS President and Chief Executive Officer Bob Segert. “Our continued strength in new sales, particularly in our fast-growing Managed Services product line, has helped to drive our fifth consecutive quarter of year-over-year pro forma revenue growth, when adjusted for currency.”

FINANCIAL RESULTS FOR THE THIRD QUARTER OF 2012

Revenue

Total Revenue for 3Q12 was $121.3 million, down 1% as compared to $122.7 million in 3Q11 (up 2%, adjusting for currency) and within the third quarter guidance of $121 to $122 million. Managed Services revenue was $45.1 million in 3Q12, up 15% as compared to $39.3 million in 3Q11 (up 17%, adjusting for currency). Messaging Services revenue was $52.3 million in 3Q12, down 11% from $58.7 million in 3Q11 (down 6%, adjusting for currency). B2B Software and Services, Data Synchronization, and Custom Outsourcing revenues were $23.8 million in the aggregate for 3Q12, down 3% as compared to $24.7 million in 3Q11 (down 1%, adjusting for currency).

Total Revenue for 3Q11 was negatively impacted by $67 thousand related to the Generally Accepted Accounting Principles (“GAAP”) write-down of certain deferred revenue from RollStream, Inc. (“RollStream”) which was acquired on March 28, 2011. Adjusting for such write-down, pro forma Total Revenue for 3Q11 was $122.8 million, pro forma Managed Services revenue was $39.4 million in 3Q11, pro forma Messaging Services revenue was $58.7 million in 3Q11, and pro forma aggregate B2B Software and Services, Data Synchronization, and Custom Outsourcing revenues were $24.7 million in 3Q11, resulting in 3Q12 growth rates of -1%, 15%, -11%, and -3%, respectively (2%, 17%, -6% and -1%, adjusting for currency, respectively).

	As Reported			Pro Forma 1
	Third Quarter			Third Quarter
	2012	2011	% change	2012	2011	% change
(in $ millions)
Revenue
Managed Services	$45.1	$39.3	15%	$45.1	$39.4	15%
Messaging Services	$52.3	$58.7	-11%	$52.3	$58.7	-11%
B2B Software and Services, Data Synchronization, and Custom Outsourcing	$23.8	$24.7	-3%	$23.8	$24.7	-3%
Total Revenue	$121.3	$122.7	-1%	$121.3	$122.8	-1%

(1) Pro forma revenue is adjusted for the write-down of certain deferred revenue from the RollStream acquisition and is presented for informational purposes.

Note: Some calculations may differ due to rounding

Expenses and Net Income (Loss)

Cost of revenues, sales and marketing, and general and administrative expenses for 3Q12 were $99.4 million, as compared to $96.8 million in 3Q11. Restructuring charges were $0.4 million in 3Q12, as compared to $0.7 million in 3Q11. Operating income in 3Q12 was $21.5 million, as compared to $25.2 million in 3Q11, and was $21.5 million and $25.3 million on a pro forma basis in the same periods, respectively. Net interest expense and net other expense totaled $20.4 million for 3Q12, as compared to $23.9 million in 3Q11, resulting in income before income taxes of $1.1 million and $1.3 million in 3Q12 and 3Q11, respectively, and $1.1 million and $1.4 million on a pro forma basis in the same periods, respectively. Net income (loss) was ($0.1) million in 3Q12 after $1.3 million in income tax expense, as compared to $0.0 million in 3Q11 after $1.3 million in income tax expense, and was ($0.1) million and $0.1 million on a pro forma basis in the same periods, respectively.

	As Reported		Pro Forma
	Third Quarter		Third Quarter
	2012	2011	2012	2011
(in $ millions)
Expenses
Cost of revenues	$67.2	$64.4	$67.2	$64.4
Sales and marketing	$17.1	$17.0	$17.1	$17.0
General and administrative	$15.0	$15.4	$15.0	$15.4
Restructuring charges	$0.4	$0.7	$0.4	$0.7
Total expenses	$99.8	$97.5	$99.8	$97.5

Operating income	$21.5	$25.2	$21.5	$25.3

Other expenses
Interest expense, net	$(21.1)	$(21.1)	$(21.1)	$(21.1)
Other income (expense), net	$0.7	$(2.8)	$0.7	$(2.8)
Total other expenses	$(20.4)	$(23.9)	$(20.4)	$(23.9)

Income before income taxes	$1.1	$1.3	$1.1	$1.4
Income tax expense	$1.3	$1.3	$1.3	$1.3
Net income (loss)	$(0.1)	$0.0	$(0.1)	$0.1

Note: Some calculations may differ due to rounding

Adjusted EBITDA

Adjusted earnings before interest, taxes, depreciation and amortization, and certain other charges (“Adjusted EBITDA”, a non-GAAP measure) for 3Q12 was $37.2 million, down 10% as compared to $41.3 million in 3Q11 and higher than 3Q12 guidance of $36 to $37 million.

Management relies upon Adjusted EBITDA as a primary measure to review and assess operating performance of its business and management team. Adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as (i) an alternative to net income (loss), (ii) as a measure of operating income, or cash flows from operating, investing and financing activities, or (iii) as a measure of liquidity. Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures presented by other companies. The table below reconciles Net income (loss) to Adjusted EBITDA for the periods presented.

	As Reported		Pro Forma
	Third Quarter		Third Quarter
	2012	2011	2012	2011
(in $ millions)
Net income (loss)	$(0.1)	$0.0	$(0.1)	$0.1
Adjustments:
Income tax expense	$1.3	$1.3	$1.3	$1.3
Interest expense, net	$21.1	$21.1	$21.1	$21.1
Depreciation and amortization	$14.1	$13.9	$14.1	$13.9
Stock compensation expense	$0.2	$0.3	$0.2	$0.3
Other (income) expense, net	$(0.7)	$2.8	$(0.7)	$2.8
Restructuring charges	$0.4	$0.7	$0.4	$0.7
Merger and acquisition fees	$0.0	$0.1	$0.0	$0.1
Deferred income adjustment (1)	$0.0	$0.1	$0.0	$0.0
Management fees	$1.0	$1.0	$1.0	$1.0
Total adjustments	$37.4	$41.2	$37.4	$41.2
Adjusted EBITDA	$37.2	$41.3	$37.2	$41.3

(1)  Purchase accounting requires that deferred income of an acquired business be written-down to fair value of the underlying obligations plus associated margin at the date of acquisition.

Note: Some calculations may differ due to rounding

LIQUIDITY AND CAPITAL EXPENDITURES

Cash and cash equivalents totaled $40.8 million at the end of 3Q12, as compared to $25.2 million at the end of 3Q11. There were no amounts outstanding under the revolving credit facility at the end of both 3Q12 and 3Q11. At the end of both 3Q12 and 3Q11, $11.7 million of the $50.0 million of revolving credit facility capacity was pledged as security for certain letters of credit. Therefore, total available cash liquidity, including cash and cash equivalents and total revolving credit facility capacity less outstanding borrowings and letters of credit secured by the revolving credit facility, was $79.1 million and $63.5 million at the end of 3Q12 and 3Q11, respectively.

Capital expenditures (“CAPEX”) were $11.1 million in 3Q12, as compared to $11.9 million in 3Q11.

CUSTOMER ACQUISITION ACTIVITY

Total MCV for 3Q12 was $50.1 million, up 12% as compared to $44.7 million in 3Q11, and a record for MCV for GXS in a third quarter. Sales activity in 3Q12 continued to be focused primarily on new Managed Services contracts which comprised 72% of 3Q12 MCV, the same as in 3Q11.

MCV is the incremental future minimum committed revenue of new sales agreements signed in the current period by customers. If the new contract signed is to replace an existing revenue stream, the MCV is adjusted to reflect only the incremental value from the sale. The MCV calculations are not reflected or recorded within the condensed consolidated financial statements. MCV is not a measure of financial condition or financial performance under U.S. GAAP and should not be considered as an alternative to deferred income or revenues, as a measure of financial condition or operating performance.

FINANCIAL GUIDANCE

The company is providing guidance for 4Q12 as well as adjusting its FY12 guidance previously provided on August 13, 2012. For 4Q12, Revenue is expected to be in the range of $126 to $127 million which would result in FY12 Revenue of $487 and $488 million, tightening the range of guidance previously provided of $485 to $490 million. For 4Q12, Adjusted EBITDA is expected to be in the range of $37.5 to $38.5 million which would result in FY12 Adjusted EBITDA of $145 to $146 million, the high end of the range decreased from guidance previously provided of $145 to $148 million. For 4Q12, CAPEX is expected to be in the range of $11.6 to $13.6 million which would result in FY12 CAPEX of $43 to $45 million, decreased from guidance previously provided of $45 to $50 million. For 4Q12, MCV is expected to be in the range of $49.6 to $54.6 million which would result in FY12 MCV of $205 to $210 million, the high end of the range decreased from guidance previously provided of $205 to $215 million.

Achieving this guidance is subject to a number of risks and uncertainties as described in the company’s filings with the Securities and Exchange Commission (“SEC”). As a result, there can be no assurance that such guidance can be achieved.

	Fourth Quarter 2012			Full Year 2012
(in $ millions)
Revenue	$126.0	to	$127.0	$487.0	to	$488.0
Adjusted EBITDA	$37.5	to	$38.5	$145.0	to	$146.0
CAPEX	$11.6	to	$13.6	$43.0	to	$45.0
MCV	$49.6	to	$54.6	$205.0	to	$210.0
Adjusted EBITDA %	29.5%	to	30.6%	29.7%	to	30.0%

Fourth Quarter and Full Year 2012 Adjusted EBITDA Guidance - Reconciliation to GAAP

(in $ millions)	Fourth Quarter 2012			Full Year 2012
Adjusted EBITDA	$37.5	to	$38.5	$145.0	to	$146.0
Income tax benefit (expense)	$4.0	to	$5.0	$0.6	to	$1.6
Interest expense, net		$(21.1)			$(84.7)
Depreciation and amortization	$(14.5)	to	$(14.0)	$(56.8)	to	$(56.3)
Stock compensation expense		$(0.3)			$(0.9)
Other income (expense), net		$0.0			$(3.7)
Restructuring charges	$(1.5)	to	$(1.0)	$(2.9)	to	$(2.4)
Management fees		$(1.0)			$(4.0)
Total adjustments	$(34.4)	to	$(32.4)	$(152.3)	to	$(150.3)
Net income (loss)	$3.1	to	$6.1	$(7.3)	to	$(4.3)

Note: Some calculations may differ due to rounding

EARNINGS CONFERENCE CALL

Bob Segert and Gregg Clevenger will conduct a call to review the third quarter 2012 results on Tuesday, November 13, 2012 at 1:00 PM U.S. Eastern Time. To access the call, please dial 877-269-6740, or outside the U.S. 816-650-0840, at least 10 minutes before the start of the call (when calling in, you’ll be asked for your name and the Conference ID Number 48694736). A replay will be available for one week beginning two hours after the call ends. It can be accessed by dialing 855-859-2056 or 404-537-3406.

ABOUT GXS

GXS is a leading provider of B2B integration services and operates the world’s largest integration cloud, GXS Trading Grid®. Our software and services help more than 400,000 businesses, including 22 of the top 25 supply chains, extend their partner networks, automate receiving processes, manage electronic payments, and improve supply chain visibility. GXS Managed Services, our unique approach to improving B2B integration operations, combines GXS Trading Grid® with our process orchestration services and global team to manage a company’s multi-enterprise processes. Based in Gaithersburg, Maryland, GXS has direct operations in 20 countries, employing more than 2,400 professionals.  To learn more, see http://www.gxs.com, read our blog at http://www.gxsblogs.com, follow us on Twitter at http://twitter.com/gxs and join us on LinkedIn at http://www.linkedin.com/company/gxs. You can also access our public filings with the SEC at http://www.sec.gov/edgar.shtml.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements." All statements, other than statements of historical facts, that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future, including the discussion under “Financial Guidance,” are forward-looking statements. These forward-looking statements are affected by risks, uncertainties and assumptions, including but not limited to those set forth in the company's public filings with the SEC, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Accordingly, actual results or outcomes may differ materially from those expressed in the forward-looking statements. You should not place undue reliance on these statements and the company undertakes no obligation to update or revise any forward-looking statements to reflect events or circumstances that may arise.

NON-GAAP MEASURES

This press release contains certain supplemental measures of performance that are not required by, or presented in accordance with, GAAP. Such measures should not be considered as alternatives to GAAP measures. It also contains certain “pro forma” financial information and results, which adjust for the impact of write-downs in deferred revenue in relation to the Inovis and RollStream acquisitions, as discussed above. Such pro forma information is presented for informational purposes only, as an aid to understanding the company's financial results. This pro forma information is not prepared in accordance with GAAP and should not be considered a substitute for the historical financial information presented in accordance with GAAP. The pro forma financial information used by the company may be different from pro forma financial information used by other companies and is not necessarily indicative of future results. You should not place undue reliance on such information.

GXS WORLDWIDE, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)

	September 30, 2012	December 31, 2011
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$40,818	$12,968
Receivables, net	103,650	106,799
Prepaid expenses and other assets	27,439	28,881
Total current assets	171,907	148,648

Property and equipment, net	108,658	105,049
Goodwill	269,082	268,767
Intangible assets, net	105,642	120,483
Deferred financing costs	12,109	15,018
Other assets	20,929	23,112

Total Assets	$688,327	$681,077

Liabilities and Stockholder's Deficit
Current liabilities:
Borrowings under revolving credit facility	$––	$3,000
Trade payables	14,861	19,640
Deferred income	39,888	46,622
Accrued expenses and other current liabilities	68,366	47,369
Total current liabilities	123,115	116,631

Long-term debt	774,493	772,068
Deferred income tax liabilities	11,122	9,961
Other liabilities	51,560	46,743
Total liabilities	960,290	945,403

GXS Worldwide, Inc. stockholder's deficit:
Common stock $1.00 par value, 1,000 shares authorized, issued and outstanding	1	1
Additional paid-in capital	429,654	429,045
Accumulated deficit	(697,950)	(687,446)
Accumulated other comprehensive loss	(3,982)	(6,208)
Total GXS Worldwide, Inc. stockholder's deficit	(272,277)	(264,608)
Non-controlling interest	314	282
Total stockholder’s deficit	(271,963)	(264,326)

Total Liabilities and Stockholder’s Deficit	$688,327	$681,077

These statements should be read in conjunction with the Form 10-Q filed with the SEC on November 13, 2012.

GXS WORLDWIDE, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
 (In thousands)
(Unaudited)

	Three Months ended September 30,		Nine Months ended September 30,
	2012	2011	2012	2011

Revenues	$121,279	$122,716	$361,000	$355,639

Costs and operating expenses:
Cost of revenues	67,201	64,394	198,809	190,883
Sales and marketing	17,117	17,049	50,797	48,632
General and administrative	15,033	15,365	49,862	49,819
Restructuring charges	402	709	1,360	2,328
Operating income	21,526	25,199	60,172	63,977

Other income (expense):
Interest expense, net	(21,093)	(21,109)	(63,562)	(61,689)
Other income (expense), net	697	(2,755)	(3,679)	(3,358)
Income (loss) before income taxes	1,130	1,335	(7,069)	(1,070)

Income tax expense	1,276	1,295	3,403	2,626
Net income (loss)	(146)	40	(10,472)	(3,696)
Less: Net income (loss) attributable to non-controlling interest	47	(35)	32	(3)

Net income (loss) attributable to GXS Worldwide, Inc.	$(193)	$75	$(10,504)	$(3,693)

These statements should be read in conjunction with the Form 10-Q filed with the SEC on November 13, 2012.

GXS WORLDWIDE, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months ended September 30,
	2012	2011
Cash flows from operations:
Net loss	$(10,472)	$(3,696)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	42,294	40,165
Deferred income taxes	956	(726)
Amortization of deferred financing costs and debt discount	6,029	5,546
Unrealized gain on interest rate swap	––	(2,365)
Settlement of interest rate swap	––	(2,318)
Stock compensation expense	609	787
Changes in operating assets and liabilities, net of effect of business acquisitions:
(Increase) decrease in receivables	3,149	(4,974)
(Increase) decrease in prepaid expenses and other assets	3,901	(6,466)
Increase (decrease) in trade payables	(4,745)	306
Increase (decrease) in deferred income	(6,734)	320
Increase in accrued expenses and other liabilities	25,541	22,761
Other	2,302	2,837
Net cash provided by operating activities	62,830	52,177

Cash flows from investing activities:
Purchases of property and equipment (including capitalized interest)	(31,405)	(34,270)
Business acquisition, net of cash acquired ($4 for nine months ended September 30, 2011)	––	(1,125)
Net cash used in investing activities	(31,405)	(35,395)

Cash flows from financing activities:
Borrowings under revolving credit facility	20,000	34,000
Repayments under revolving credit facility	(23,000)	(42,000)
Payment of financing costs	(421)	(2)
Net cash used in financing activities	(3,421)	(8,002)

Effect of exchange rate changes on cash	(154)	84

Increase in cash and cash equivalents	27,850	8,864
Cash and cash equivalents, beginning of period	12,968	16,326
Cash and cash equivalents, end of period	$40,818	$25,190

Supplemental disclosure of cash flow information:
Cash paid for interest, net of amounts capitalized	$39,144	$39,285
Cash paid for interest rate swap	$––	$4,683
Cash paid for income taxes	$2,343	$2,215

Noncash investing and financing activities:
Fair value of equity securities issued in business acquisition	$––	$420

These statements should be read in conjunction with the Form 10-Q filed with the SEC on November 13, 2012.

INVESTOR RELATIONS:
Gregg Clevenger
Executive Vice President and Chief Financial Officer
GXS Worldwide, Inc.
301-340-5188
gregg.clevenger@gxs.com

MEDIA RELATIONS:
Robin Lane
PR Manager
GXS Worldwide, Inc.
301-340-4277
robin.lane@gxs.com